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                                                                      EXHIBIT 21

MANUFACTURED HOME COMMUNITIES, INC.
SUBSIDIARIES OF THE REGISTRANT
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                                       State of Incorporation
                                          or Organization
                                       ----------------------
MHC Operating Limited Partnership             Illinois

MHC Financing Limited Partnership             Illinois

MHC Management Limited Partnership            Illinois

LP Management Corporation                     Delaware

MHC-QRS, Inc.                                 Delaware

MHC Lending Limited Partnership               Illinois

MHC-Lending QRS, Inc.                         Illinois

MHC-DeAnza Financing Limited Partnership      Illinois

MHC-QRS DeAnza, Inc.                          Illinois

MHC-DAG Management Limited Partnership        Illinois

MHC-Bay Indies Financing Limited Partnership  Illinois

MHC-QRS Bay Indies, Inc.                      Illinois

MHC Systems, Inc.                             Illinois
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